EXHIBIT 10.17

THIRD AMENDMENT TO

RECEIVABLES PURCHASE AGREEMENT

      THIS THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of December 6, 2002 (this “Amendment”), is entered into by and among TBSPV, INC., as seller (the “Seller”), THOMAS & BETTS CORPORATION, as the initial master servicer (the “Master Servicer”), BLUE RIDGE ASSET FUNDING CORPORATION, as purchaser (“Blue Ridge”) and WACHOVIA BANK, NATIONAL ASSOCIATION (successor in interest to Wachovia Bank, N.A.), as the administrative agent (in such capacities, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below and amended hereby).

      WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of September 21, 2001 (as amended, restated, supplemented or otherwise modified, the “Agreement”);

      WHEREAS, the parties hereto desire to amend the Agreement in certain respects as hereinafter set forth;

      NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

      SECTION 1.1     Amendments.

      The Agreement is hereby amended as follows:

      (a) The following paragraph (m) is added to the end of Section 7.1 of the Agreement:

(m) Volume Incentive Discounts: Within five (5) Business Days after each March Cut-Off Date and each June Cut-Off Date, the Servicer will provide to the Administrative Agent a summary, in form and substance reasonably satisfactory to the Administrative Agent, of the aggregate amount of volume incentive discounts owing by any Originator to all Obligors for sales in each prior calendar year.

      (b) The definition of “Monthly VID Amount” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Monthly VID Amount: For any Collection Period other than the March Collection Period of any year, the aggregate dollar amount of credits or other reductions in purchase price for goods given by any Originator to its customers in respect of volume incentive discounts during such Collection Period; provided however, if any portion of such aggregate dollar amount is identified as pertaining to sales occurring during a calendar year prior to such Collection Period and is associated with an annual rebate obligation of such Originator (such portion being an “Annual VID Amount Adjustment”), the Monthly VID Amount for such Collection Period shall be reduced by such Annual VID Amount Adjustment.

      (c) The definition of “Monthly VID Reserve Amount” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Monthly VID Reserve Amount: As of any Cut-Off Date, the result obtained by multiplying (i) the aggregate Sales generated by the Originators during the Collection Period ending on such Cut-Off Date times (ii) the product of (a) the highest Monthly VID

Percentage occurring during the twelve consecutive Collection Periods ending on such Cut-Off Date times (b) two (2.0).

      (d) The definition of “Renewal Expiration Date” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Renewal Expiration Date: September 20, 2003.

      (e) The definition of “Volume Incentive Discount Reserve” in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

Volume Incentive Discount Reserve: As of any Cut-Off Date, the sum of (a) the Monthly VID Reserve Amount and (b) the Annual VID Reserve Amount.

      (f) The following definitions are hereby added in to Exhibit I to the Agreement in alphabetical order thereto:

Annual VID Amount: For each March Collection Period and the eleven Collection Periods immediately following such March Collection Period, the sum of (i) the aggregate dollar amount of credits or other reductions in purchase price for goods given by all Originators to its customers in respect of volume incentive discounts during such March Collection Period and (ii) the aggregate dollar amount of “Annual VID Amount Adjustments” for all Collection Periods occurring in the same calendar year as such March Collection Period.

Annual VID Amount Adjustment: As defined in the definition of “Monthly VID Amount”.

Annual VID Percentage: For any Collection Period, the result (expressed as a percentage) obtained by dividing (i) the Annual VID Amount for such Collection Period by (ii) the aggregate Sales generated by the Originators during the calendar year immediately preceding the most recent March Collection Period.

Annual VID Reserve Amount: As of the Cut-Off Date occurring on January 27, 2002, the product of (i) the Annual VID Reserve Percentage for such Cut-Off Date times (ii) the aggregate Sales generated by the Originators during the Collection Period ending on such Cut-Off Date. As of any Cut-Off Date thereafter, the sum of (a) the Annual VID Reserve Amount as of the Cut-Off Date immediately preceding such Cut-Off Date and (b) the product of (i) the Annual VID Reserve Percentage for such Cut-Off Date times (ii) the aggregate Sales generated by the Originators during the Collection Period ending on such Cut-Off Date; provided, however, (X) for each March Cut-Off Date, the result of (a) and (b) above shall be reduced by (c) the product of (i) 70% and (ii) the Annual VID Reserve Amount as of the December Cut-Off Date immediately preceding such March Cut-Off Date and (Y) for each June Cut-Off Date, the result of (a) and (b) above shall be reduced by (d) the product of (i) 30% and (ii) the Annual VID Reserve Amount as of the December Cut-Off Date immediately preceding such June Cut-Off Date; and, provided further, based solely upon the information provided by the Servicer pursuant to Section 7.1(m), the Administrative Agent may require in its sole discretion, exercised in good faith, an adjustment to the reductions set forth in (X) and (Y) above.

Annual VID Reserve Percentage: As of any Cut-Off Date, the lesser of (a) 3.0% and (b) the greater of (i) 1.5% and (ii) the product of (X) 1.5 and (Y) the Annual VID Percentage for the Collection Period ending on such Cut-Off Date; provided however, that (i) the Annual VID Reserve Percentage for each January Cut-Off Date and February

Cut-Off Date shall be restated at the following March Cut-Off Date to be equal to the Annual VID Reserve Percentage for such March Cut-Off Date and (ii) the Annual VID Reserve Amount shall be recomputed as of such March Cut-Off Date using such restated Annual VID Reserve Percentage for such January Cut-Off Date and February Cut-Off Date.

Calculation Period: A Fiscal Month.

December Cut-Off Date: For any year, the last day of a December Collection Period.

December Collection Period: For any year, the Fiscal Month of December.

February Collection Period: For any year, the Fiscal Month of February.

February Cut-Off Date: For any year, the last day of a February Collection Period.

January Collection Period: For any year, the Fiscal Month of January.

January Cut-Off Date: For any year, the last day of a January Collection Period.

June Collection Period: For any year, the Fiscal Month of June.

June Cut-Off Date: For any year, the last day of a June Collection Period.

March Collection Period: For any year, the Fiscal Month of March.

March Cut-Off Date: For any year, the last day of a March Collection Period.

Monthly VID Percentage: For any Collection Period other than each March Collection Period, the result (expressed as a percentage) obtained by dividing (i) the Monthly VID Amount for such Collection Period by (ii) the aggregate Sales generated by the Originators during the Collection Period immediately preceding such Collection Period. For each March Collection Period, the Monthly VID Percentage for the February Collection Period in the same calendar year.

      (g) The definitions of“Accreted Monthly VID Reserve Amount”, “Additional VID Reserve Amount”, “Adjusted VID Reserve Amount”, “Aggregate VID Balance Amount”, and “VID Balance” are hereby deleted in their entirety from Exhibit I to the Agreement.

      SECTION 1.2     Reference to and Effect on the Agreement and the Related Documents.

      (a) Upon the effectiveness of this Amendment, (i) each of the Seller Parties hereby reaffirms all representations and warranties made by it in Article V of the Agreement (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, (ii) each of the Seller Parties hereby represents and warrants that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing and (iii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

      (b) The Seller hereby agrees that in addition to any costs otherwise required to be paid pursuant to the Transaction Documents (including, without limitation, any audit fees and due diligence expenses), the Seller shall pay to the Administrative Agent any reasonable legal fees and out-of-pocket expenses in connection with the consummation of this Amendment.

      SECTION 1.3     Effect.

      Except as otherwise amended by this Amendment, the Agreement shall continue in full force and effect and is hereby ratified and confirmed.

      SECTION 1.4     Governing Law.

      This Amendment will be governed by and construed in accordance with the laws of the State of New York.

      SECTION 1.5      Severability.

      Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

      SECTION 1.6     Counterparts.

      This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TBSPV, INC.,
as Seller

By:	/s/ PENELOPE Y. TURNBOW

Name: Penelope Y. Turnbow
Title: Secretary

THOMAS & BETTS CORPORATION,
as Master Servicer

By:	/s/ PENELOPE Y. TURNBOW

Name: Penelope Y. Turnbow
Title: Assistant Secretary

[additional signatures to follow]

BLUE RIDGE ASSET FUNDING CORPORATION,
as Purchaser

by	Wachovia Securities, Inc.,

as Attorney-in-Fact

By:	/s/ DOUGLAS R. WILSON, SR.

Name: Douglas R. Wilson, Sr.
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ ELIZABETH R. WAGNER

Name: Elizabeth R. Wagner
Title: Director

[end of signatures]